united states
securities and exchange commission

Washington, D.C. 20549

form 8-k

current report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 14, 2018

Royal Hawaiian Orchards, L.P.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-9145	99-0248088
(Commission File Number)	(IRS Employer Identification No.)

688 Kinoole Street, Suite 121, Hilo, Hawaii	96720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	808-747-8471

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Asset Purchase Agreement

On February 28, 2018, Royal Hawaiian Macadamia Nut, Inc. (the “Seller”), a Hawaii corporation and a 100% owned subsidiary of Royal Hawaiian Orchards, L.P. (the “Partnership”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with MacFarms, LLC, a Hawaii limited liability company, a subsidiary of Buderim Group Limited (the “Buyer”). On March 14, 2018, pursuant to the Asset Purchase Agreement, the Buyer acquired from the Seller all assets which were owned by Seller and used in the marketing and retail sales of macadamia nuts under the Seller’s trademark and trade-name brands, including but not limited to the Royal Hawaiian Orchards® trademark (the “Assets”), in exchange for 11,220,242 fully paid ordinary shares in Buderim Group Limited (ASX:BUG). As part of the transaction, the Partnership and Buyer entered into other agreements including a supply agreement and processing agreement.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by the terms of the agreement, a copy of which is attached as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed with U.S. Securities and Exchange Commission on February 28, 2018.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description
99.1	Press Release, dated March 14, 2018.

signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Hawaiian Orchards, L.P.

(Registrant)

Date: March 14, 2018

	By:	Royal Hawaiian Resources, Inc., its Managing General Partner

	By:	/s/ Bradford C. Nelson
	Name:	Bradford C. Nelson
	Title:	President, Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated March 14, 2018